UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2013 (April 11, 2013)

SeaCube Container Leasing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-34931	98-0655416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Maynard Drive Park Ridge, New Jersey		07656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 391-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

These supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), filed by SeaCube Container Leasing Ltd. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”), on March 21, 2013 and first mailed to the Company’s shareholders on or about March 22, 2013, are being made to update certain information and to respond to certain allegations made by plaintiffs in the shareholder litigation relating to the Agreement and Plan of Amalgamation (together with the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, the “Amalgamation Agreement”), dated as of January 18, 2013, by and among the Company, 2357575 Ontario Limited, an Ontario, Canada corporation (“Parent”), and SC Acquisitionco Ltd., a Bermuda exempted company and a subsidiary of Parent (“Acquisition Sub”). Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

SETTLEMENT OF LITIGATION

This supplemental disclosure is being filed in connection with the Company’s entry into a memorandum of understanding with the plaintiffs (the “Memorandum of Understanding”), regarding the settlement of certain litigation relating to the Amalgamation Agreement. As previously disclosed beginning on pages 9 and 58 of the Definitive Proxy Statement, six lawsuits relating to the Amalgamation Agreement filed by purported shareholders were brought against the Company and the Company’s directors, four of which also named Acquisition Sub and Parent as defendants. Three such lawsuits were filed in New Jersey state court, and alleged, among other things, that the directors of the Company breached their fiduciary duties to the shareholders and that Acquisition Sub and Parent aided and abetted the Company’s directors’ alleged breach of their fiduciary duties. Such lawsuits sought, among other things, to preliminarily and permanently enjoin the defendants from effectuating the Amalgamation, along with a declaration that the Company’s directors breached their fiduciary duties, an accounting, rescissory damages, costs and fees. Plaintiffs in one of the three state court lawsuits amended their complaint to assert disclosure claims. Such plaintiffs also filed a motion to consolidate the actions and a motion to expedite discovery. Following the filing of this motion, the parties executed a stipulation and order governing consolidation and discovery. Three additional shareholder lawsuits were filed in New Jersey federal court against the Company and the Company’s directors, one of which also named Acquisition Sub and Parent as defendants. The federal actions alleged that the directors of the Company engaged in “oppressive” conduct in violation of Section 111 of the Companies Act 1981 of Bermuda, as amended, by entering into the Amalgamation Agreement, and that the preliminary proxy statement filed on was false and misleading in violation of the federal securities laws.

We entered into the Memorandum of Understanding with the plaintiffs regarding the settlement of the lawsuits on April 11, 2013.

The Company believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws; however, to avoid the risk that the lawsuits may delay or otherwise adversely affect the consummation of the Amalgamation and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Amalgamation, all of which are set forth below. Plaintiffs in the different actions have agreed to dismiss the actions with prejudice within five business days of final approval of the settlement of the actions.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the actions as described in this supplemental disclosure, the Company has agreed to make these supplemental disclosures to the Definitive Proxy Statement. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in their entirety.

The following disclosure supplements and restates the fifth paragraph on page 28 under the heading “Background of the Amalgamation”.

On December 11, 2012, the Board held a telephonic meeting. Company management, Skadden and representatives of BofA Merrill Lynch and Deutsche Bank were in attendance. At the meeting, representatives of BofA Merrill Lynch and Deutsche Bank described the sale process and summarized the four bids received to date using materials previously circulated to the Board. Representatives of BofA Merrill Lynch and Deutsche Bank noted that they had contacted 32 potential buyers, including 16 strategic buyers and 16 financial buyers, 10 of whom were contacted following the Board meeting on November 5, 2013. Of these 32 potential buyers, 10 had signed confidentiality agreements and thereafter received confidential information about the Company. Fifteen potential buyers had notified representatives of BofA Merrill Lynch and Deutsche Bank that they had formally withdrawn from the sale process, and representatives of BofA Merrill Lynch and Deutsche Bank reported to the Board that 13 potential bidders had neither withdrawn nor submitted a non-binding indication of interest as of that date, two of which (Bidder D and Bidder E) had informed representatives of BofA Merrill Lynch and Deutsche Bank that each expected to submit a non-binding indication of interest within the following two weeks. After summarizing the status of the sale process, representatives of BofA Merrill Lynch and Deutsche Bank described each bid in detail. The Board discussed the merits of each bid, including completion risk, the form of consideration, the timing to completion and the price ranges indicated by each bidder. With respect to the preliminary indication of interest received from Bidder C, the Board discussed the substantial due diligence requirements included in Bidder C’s proposal and the potential for an extended delay in closing due to regulatory requirements applicable to Bidder C. The Board also discussed that OTPP’s offer contemplated the retention of certain members of Company management following the closing of the amalgamation. The Board requested that it be kept fully informed of the terms proposed by OTPP with respect to the continued employment by, and the terms of any roll-over investment by Company management in, the amalgamated company. After consideration of the merits of each bid, the Board decided to invite OTPP and Bidder B to the final round of the sale process. The Board also authorized Company management to communicate directly with OTPP regarding the proposed terms of their continued employment and investment in the amalgamated company and instructed Company management to keep the Board informed as to the status of such discussions. In addition, the Board instructed representatives of BofA Merrill Lynch and Deutsche Bank to inform each of Bidder A and Bidder C that each would be permitted to advance to the final round of the sale process if it raised its price. Although Bidder C’s preliminary indication of interest had included a price of $22.00 per share, the Board required a higher price from Bidder C to compensate for the potential delay and additional regulatory approvals associated with closing a transaction between the Company and Bidder C. The Board also instructed representatives of BofA Merrill Lynch and Deutsche Bank to continue their efforts to solicit indications of interest from potential buyers (including Bidder D and Bidder E).

The following disclosure supplements and restates the fifth paragraph on page 29 under the heading “Background of the Amalgamation”.

Following the presentation to OTPP on December 17, 2012, members of Company management met with representatives of OTPP to discuss the terms of continued employment of certain members of Company management by the amalgamated company following the closing of the amalgamation, as well as the potential investment by certain members of Company management in the amalgamated company. Company management did not discuss the terms of their continued employment with any potential buyer other than OTPP, because no potential buyer other than OTPP had indicated that an agreement with Company management on employment terms was a pre-condition to entering into a definitive amalgamation agreement with the Company.

The following disclosure supplements and restates the third paragraph on page 40 under the heading “SeaCube Financial Analyses”.

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for SeaCube and the following three companies, which were selected by BofA Merrill Lynch because they are publicly traded companies in the transportation equipment/container leasing and management industry with operations similar in certain respects to SeaCube’s operations:

•	CAI International, Inc.

•	TAL International Group, Inc.

•	Textainer Group Holdings Limited

The following disclosure supplements and restates the fourth paragraph on page 40 under the heading “Selected Publicly Traded Companies Analysis”.

BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing share prices on January 17, 2013, of SeaCube and the selected publicly traded companies as a multiple of calendar year 2013 estimated earnings per share (“EPS” or “2013 Price/Earnings”). BofA Merrill Lynch also reviewed per share equity values, based on closing share prices on January 17, 2013, of SeaCube and the selected publicly traded companies as a multiple of book value per share as of September 30, 2012 (“September 2012 Price/Book Value”). This analysis indicated the following:

Selected Publicly Traded Company Multiples

Multiple	CAI International, Inc.	TAL International Group, Inc.		Textainer Group Holdings Limited	SeaCube	Mean	Median
2013 Price/Earnings	6.6x	6.4x	*	9.3x	7.0x	7.3x	6.8x

September 2012 Price/Book Value	1.7x	2.3x		2.2x	1.6x	2.0x	2.0x

*	Multiple is on a pre-tax basis in order to be more comparable to the effective book and cash tax rates of SeaCube and the other selected publicly traded companies (because TAL International Group, Inc. has a higher effective book tax rate than SeaCube and the other selected publicly traded companies), and because TAL International Group, Inc. publicly reports both its financial results and earnings guidance on a pre-tax basis.

The following disclosure supplements and restates the first sentence of the fifth paragraph on page 40 under the heading “Selected Publicly Traded Companies Analysis”.

BofA Merrill Lynch then applied calendar year 2013 EPS multiples of 6.4x to 9.3x derived from the selected publicly traded companies to SeaCube’s calendar year 2013 estimated EPS (as adjusted by SeaCube management to exclude non-cash interest) (“2013E EPS”) and applied book value multiples of 1.6x to 2.3x derived from the selected publicly traded companies to SeaCube’s book value as of September 30, 2012.

The following disclosure supplements and restates the first sentence of the third paragraph on page 41 under the heading “Selected Precedent Transactions Analysis”.

BofA Merrill Lynch then applied EPS multiples of 8.7x to 12.3x derived from the selected transactions to SeaCube’s calendar year 2012 estimated EPS (as adjusted by SeaCube management to exclude non-cash interest) (“2012E EPS”), and applied book value multiples of 1.4x to 1.5x derived from the selected transactions to SeaCube’s book value as of September 30, 2012.

The following disclosure supplements and restates the third sentence of the second paragraph on page 42 under the heading “Discounted Cash Flow Analysis”.

The cash flows and terminal values were then discounted to present value as of December 31, 2012 using discount rates ranging from 18.75% to 22.75%, which were derived by utilizing an estimate of SeaCube’s estimated cost of equity based on certain financial metrics for SeaCube and certain other financial metrics, including betas, for the selected publicly traded companies set forth above.

The following disclosure supplements and restates the third and fourth paragraphs on page 46 under the heading “Selected Companies Analysis”.

Deutsche Bank reviewed and compared certain financial information and commonly used valuation measurements for SeaCube with corresponding financial information and valuation measurements for the following selected companies:

•	CAI International, Inc.

•	Textainer Group Holdings Limited

•	TAL International Group, Inc.

Deutsche Bank selected these companies because they are publicly traded companies in the marine container leasing industry with operations that have similarities to SeaCube’s operations. Although none of the selected companies is directly comparable to SeaCube, the companies included were selected by Deutsche Bank based upon Deutsche Bank’s general experience and knowledge of container leasing companies that, for purposes of this analysis, may be considered similar to certain operations of SeaCube. Accordingly, the analysis of publicly traded companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in the opinion of Deutsche Bank, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the valuation of such companies.

The following disclosure supplements and restates the third paragraph on page 47 under the heading “Selected Companies Analysis”.

Based in part upon the multiples of the selected companies described above, Deutsche Bank then calculated a range of estimated implied values per Common Share by applying multiples of 7.5x to 10.0x to 2012 estimated adjusted net income, multiples of 7.5x to 9.5x to 2013 estimated adjusted net income and multiples of 1.71x to 2.26x to book value as of September 30, 2012, in each case as provided by management of SeaCube, resulting in ranges of implied values of approximately $19.25 to $25.50 per Common Share, $22.25 to $28.25 per Common Share and $20.75 to $27.50 per Common Share, respectively. Deutsche Bank did not calculate a range of implied values per Common Share based upon the TEV/NBVRA multiples described above.

The following disclosure supplements and restates the fifth paragraph on page 48 under the heading “Discounted Cash Flow Analysis”.

Deutsche Bank performed a discounted cash flow analysis to determine a range of implied present values per Common Share as of December 31, 2012. Deutsche Bank applied discount rates ranging from 17.0% to 19.0%, reflecting estimates of SeaCube’s cost of equity based on certain financial metrics, including betas, and the cost of equity of SeaCube and the three companies described under “—Selected Companies Analysis” above, to the estimated future levered free cash flows of SeaCube for the years 2012 through 2015, as provided by management of SeaCube, and to a range of estimated terminal values of SeaCube at the end of such period, respectively, to determine a range of implied equity values for SeaCube as of December 31, 2012. The range of terminal values was calculated by applying multiples ranging from 8.0x to 10.0x to estimated adjusted net income in 2016 assuming no incremental investments in direct finance leases and no cash benefit from the issuance or repayment of debt in the terminal year. This analysis resulted in a range of implied present values per Common Share as of December 31, 2012 of approximately $19.50 to $24.50.

The following disclosure supplements and restates the seventh sentence of the paragraph on page 50 under the heading “General”.

As a condition to its willingness to proceed with the Amalgamation, Buyer has required the appropriate members of the DB Group and the other lenders to CLIF IV to waive the change of control provisions contained in, and to permit the incurrence of subordinated indebtedness under, the documentation related to the CLIF IV indebtedness. The DB Group will not receive a fee in connection with granting such consent.

The following disclosure supplements and restates the second and third paragraphs on page 51 under the heading “Certain Company Forecasts”.

The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by Company management (other than as noted below). Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the projections is provided in this proxy statement only because the projections, as noted below, were made available to Buyer and also to the Board, BofA Merrill Lynch and Deutsche Bank. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information.

The following table presents (i) a summary of the material unaudited projections prepared by Company management and given to Buyer and (ii) projections of levered free cash flow derived by each of BofA Merrill Lynch and Deutsche Bank based upon the projections prepared by Company management. The projections of levered free cash flow were derived by each of BofA Merrill Lynch and Deutsche Bank as part of the financial analyses performed by each such financial advisor in connection with its opinion, and such projections were not made available to Buyer.

Certain Financial Projections

(dollars in millions)

	Year Ending December 31,
	2011A	2012E	2013E	2014E	2015E
Total revenue	$169	$199	$214	$230	$246
Gross profit	$163	$193	$208	$225	$240
EBITDA	$140	$169	$183	$199	$214
EBIT	$93	$115	$126	$138	$148
Adjusted net income (1)	$44	$52	$60	$71	$78
Adjusted EBITDA (2)	$240	$291	$337	$395	$447

Levered free cash flow as defined by BofA Merrill Lynch (3)	—	$32	$28	$32	$36
Levered free cash flow as defined by Deutsche Bank (4)	—	—	$54	$22	$26

(1)	Adjusted net income is defined as net income (loss) before non-cash interest expense related to amortization of deferred financing fees, terminations and modifications of derivative instruments, losses on retirement of debt, fair value adjustments on derivative instruments, loss on swap terminations, and write-offs of goodwill.
(2)	Adjusted EBITDA is defined as income (loss) from continuing operations before income taxes, interest expenses including loss on retirement of debt, depreciation and amortization, fair value adjustments on derivative instruments, loss on terminations and modification of derivative instruments, gain on sale of assets, and write-offs of goodwill plus principal collections on direct finance lease receivables.
(3)	As used by BofA Merrill Lynch, levered free cash flow means adjusted net income plus depreciation and amortization, proceeds from sale of assets, principal collections on direct finance lease receivables, net borrowings, provision for doubtful accounts, share based compensation expense, impairment charges and fair value adjustment for derivatives, less capital expenditures, gain on sale of assets, and increase in net working capital.
(4)	As used by Deutsche Bank, levered free cash flow means adjusted net income plus depreciation and amortization, less capital expenditures, plus or minus changes in working capital and other assets and liabilities, plus principal collections on direct financing leases, and plus or minus the net issuance/repayment of indebtedness.

Additional Information and Where to Find It

This communication is being made in connection with the proposed transaction involving the Company and Parent. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the Company filed the Definitive Proxy Statement. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations website page by clicking the “Investors” link at www.seacubecontainers.com or by sending a written request to the Company’s Secretary at 1 Maynard Drive, Park Ridge, NJ 07656, or by calling the Secretary at (201) 391-0800.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACUBE CONTAINER LEASING LTD.

/s/ Lisa D. Leach
Lisa D. Leach Vice President and General Counsel

Dated: April 12, 2013